UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 8, 2017

RCM Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	1-10245 (Commission File Number)	95-1480559 (I.R.S. Employer Identification No.)

2500 McClellan Avenue, Suite 350
Pennsauken, NJ	08109-4613
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (856) 356-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 5.07          Submission of Matters to a Vote of Security Holders

On December 8, 2017, the Company held its 2017 annual meeting of stockholders (the "Annual Meeting").  At the Annual Meeting, the Company's stockholders (i) elected six (6) persons to the Board of Directors (the "Board"); (ii) ratified the selection by the Board's Audit Committee of EisnerAmper LLP as the Company's independent registered public accounting firm for the fiscal year ending December 30, 2017; and (iii) voted on an advisory basis to approve the compensation of the Company's named executive officers for 2016.  The results of these votes, as certified by the independent inspector of elections for the Annual Meeting, are set forth below.

Proposal 1.  Election of six (6) persons to serve as directors of the Company, each to serve until the Company's next annual meeting or until their successors have been duly elected and qualified.

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes

Roger H. Ballou	8,327,798	325,250	20,535	3,367,938
Maier O. Fein.	8,229,400	424,866	19,317	3,367,938
Leon Kopyt	8,302,446	351,820	19,317	3,367,938
Richard D. Machon	7,177,118	1,477,148	19,317	3,367,938
S. Gary Snodgrass	8,342,147	311,398	20,037	3,367,938
Bradley S. Vizi	8,354,079	300,120	19,384	3,367,938

Proposal 2.  Ratification of the selection by the Board's Audit Committee of EisnerAmper LLP as the Company's independent registered public accounting firm for the fiscal year ending December 30, 2017.

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,800,789	229,426	11,306	0

Proposal 3.  Approval, on an advisory basis, of the compensation of the Company's named executive officers for 2016.

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,530,590	110,038	32,953	3,367,940

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCM TECHNOLOGIES, INC.

By:	/s/ Kevin D. Miller
Kevin D. Miller
Chief Financial Officer, Treasurer and Secretary

Dated: December 12, 2017
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